GCL SILICON TECHNOLOGY HOLDINGS INC.協鑫硅業科技控股有限公司

NAME AND ADDRESS OF SHAREHOLDER	CERTIFICATE NUMBER	DISTINCTIVE NUMBERS		PAR VALUE PER SHARE
		FROM	TO	
	DATE OF ISSUE	NO. OF SHARES		CONSIDERATION PAID

SHARE CERTIFICATE

OF

GCL SILICON TECHNOLOGY HOLDINGS INC.
協鑫硅業科技控股有限公司

INCORPORATED IN THE CAYMAN ISLANDS

Authorised Capital: US$1,000,500 divided into 10,000,000,000 Ordinary Shares of a nominal or par value of US$0.0001 each and 5,000,000 Series A Convertible Preferred Shares of a nominal or par value of US$0.0001 each

THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON IS THE REGISTERED HOLDER OF THE SHARES SPECIFIED HEREUNDER SUBJECT TO THE RULES AND LAWS GOVERNING THE ADMINISTRATION OF THE COMPANY

SHAREHOLDER	NO. OF SHARES	DISTINCTIVE NUMBERS		CERTIFICATE NUMBER	DATE OF ISSUE
		FROM	TO		

GIVEN UNDER THE COMMON SEAL OF THE COMPANY ON THE DATE STATED ABOVE AND IN THE PRESENCE OF

DIRECTOR

DIRECTOR/SECRETARY

NO TRANSFER OF ANY OF THE ABOVE SHARES CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS CERTIFICATE